EXHIBIT 99.1

The following is an excerpt from Section 2 of the term sheet for WaMu Mortgage Pass-Through Certificates, Series 2006-AR2:

2. Amendments to MLPA

a. Notwithstanding anything to the contrary set forth in the MLPA, with respect to the Seller Mortgage Loans, the representations and warranties set forth in Section 3.1 and Section 3.2 of the MLPA shall be subject to the exceptions, if any, set forth on Schedule III to this Term Sheet.

b. Each of the following representations and warranties with respect to the Seller Mortgage Loans set forth in the indicated clauses of Section 3.1 or Section 3.2 of the MLPA is hereby deleted in its entirety:

        No deletions.

c. The MLPA is hereby amended to add the following additional representations and warranties with respect to the Seller Mortgage Loans:

        No additional representations and warranties.

d. The following additional amendments are hereby made to the MLPA with respect to the Seller Mortgage Loans:

        No additional amendments.

e. Except as modified here, the MLPA remains in full force and effect.

[signatures follow]